Exhibit 10.3

LEASE

BY AND BETWEEN

SBS USA REALTY, LLC

AND

STR SOLAR (CONNECTICUT), LLC

Dated as of October         , 2014

TABLE OF CONTENTS

1.	Demise - Premises - Term	1

2.	Rent	1

3.	Intentionally Omitted	2

4.	Use	2

5.	Signs	2

6.	Quiet Enjoyment	2

7.	Assignments and Subleases	3

8.	No Nuisance; Compliance with Laws and Requirements of Public Authorities	3

9.	Insurance	3

10.	Alterations and Improvements	4

11.	Tenant’s Property	5

12.	Tenant’s Repairs	5

13.	Landlord’s Repairs, Maintenance	6

14.	Utilities and Services	6

15.	Access to Demised Premises; Use of Loading Docks	6

16.	Damage or Destruction	7

17.	Condemnation	8

18.	Surrender	8

19.	Default and Damages	8

20.	Parking	10

21.	Unperformed Covenants	10

22.	Holding Over	10

23.	Certain Rights Reserved by the Landlord	10

24.	Notices	11

25.	Estoppel Certificate	12

26.	Rights of Landlord; Non-Waiver	12

27.	No Recording	13

28.	Limitation on Landlord’s Liability	13

29.	Prior Agreements	13

30.	Captions; Sections; Gender	13

31.	Benefit and Burden	13

32.	Applicable Law	13

33.	Landlord’s Construction	14

34.	Prejudgment Remedy Waiver	14

35.	Security	14

EXHIBITS

Exhibit A - Floor Plan

Exhibit B - Description of the Land

LEASE

THIS LEASE made as of the          day of October, 2014, by and between SBS USA REALTY, LLC, a Delaware limited liability company having an office at c/o Updike, Kelly & Spellacy P.C., 100 Pearl Street, Hartford, Connecticut 06123, Attention: John F. Wolter, Esquire (the “Landlord”), and STR SOLAR (CONNECTICUT), LLC, a Delaware limited liability company having an office at 18 Craftsman Road, East Windsor, Connecticut 06088 (the “Tenant”).

1.             Demise - Premises - Term.  The Landlord hereby demises and leases to the Tenant, and the Tenant hereby takes and hires from the Landlord, for the term hereinafter stated, for the rent hereinafter reserved, and upon and subject to the covenants, agreements, terms, conditions, limitations, exceptions and reservations of this lease, Fifty Seven Thousand Nine Hundred Fourteen (57,914) square feet of the Building (as herein defined) shown shaded on the floor plan attached hereto as Exhibit A (the “Demised Premises”).  The Tenant acknowledges and agrees that subject to the Landlord’s responsibilities set forth in Sections 6, 13 and 14 hereof, the Tenant shall accept the Demised Premises in the condition it is in on the Commencement Date and that the Landlord shall have no obligation to make any improvements to the Demised Premises for the Tenant to accept and occupy the Demised Premises hereunder.

(a)           The term “Building” as used in this lease shall mean the building located on a parcel of land known as 18 Craftsman Road, East Windsor, Connecticut 06088, which parcel of land is more particularly described on Exhibit B attached hereto and is hereinafter referred to as the “Land”.

(b)           The term of this lease and the estate hereby granted (collectively the “term of this lease”) shall commence on the date hereof (the “Commencement Date”) and shall end on December 15, 2014, which ending date, unless the context otherwise requires, is hereinafter called the “Expiration Date”, or shall end on such earlier date upon which the term of this lease may expire or be terminated pursuant to any of the provisions of this lease or pursuant to law.

2.             Rent.

(a)           The rent reserved under this lease (the “Rent”) for the term hereof shall commence to accrue on the Commencement Date and shall be and consist of:

(i)            A monthly fixed rent of Forty Three Thousand Four Hundred Thirty Five and 50/100 Dollars ($43,435.50) (based upon an annual rental of $9.00 per square foot) (which amount shall be prorated for any partial month during the term hereof); plus

(ii)           the cost of utilities utilized at the Building in excess of Ten Thousand Dollars ($10,000.00) per month (or a prorated portion thereof) during the term of this lease (such amount to be paid by Tenant to Landlord within fifteen (15) days after receipt by the Tenant of a bill from the Landlord with reasonable detail showing the cost of utilities for the applicable period and the Tenant’s share thereof; plus

(iii)          such other sums of money as shall become due and payable by the Tenant to the Landlord as provided in this lease, such other sums of money to be deemed to be additional rental whether or not such sums of money are designated as such hereunder.

(b)           The Rent shall be paid to the Landlord at its address specified in Section 26, or at such other place as the Landlord may from time to time designate, in lawful money of the United States of America, as and when the same shall become due and payable and without abatement or offset and without notice or demand therefor.

(c)           Except as provided in the next sentence, the monthly fixed rent for the term of this lease shall be payable in full on the date hereof.  If the Commencement Date is other than the first day of a calendar month, the first installment of the fixed rent shall be a pro rata installment of fixed rent for the period from the Commencement Date to the last day of the month in which the Commencement Date occurs based upon the fixed rent payable during the term hereof and shall be paid on the Commencement Date.

(d)           The additional rent shall be payable as hereinafter provided.

3.             Intentionally Omitted.

4.             Use.  The Tenant shall have the right to occupy and use the Demised Premises for general and other office purposes, as laboratory space, and for the storage of inventory of the Tenant existing at the Demised Premises as of the Commencement Date, and the Tenant shall not use or permit the use of the Demised Premises for any other purpose.

5.             Signs.  The Tenant shall also have the right to place its name on or adjacent to any doors leading to the Demised Premises, provided that if the Tenant changes its existing signs, the Tenant shall have obtained the Landlord’s prior approval as to location, size, color and style, which approval shall not be unreasonably withheld.  No signs exhibiting the Tenant’s name or logo shall be placed on the exterior of the Building.

6.             Quiet Enjoyment.  The Landlord covenants and agrees that so long as the Tenant pays the Rent and performs the remainder of the Tenant’s obligations under this lease, the Tenant shall peaceably and quietly have, hold and enjoy the Demised Premises without interference by any person claiming by, through or under the Landlord.

7.             Assignments and Subleases.

(a)           Tenant agrees not to assign or in any way encumber this lease, nor to sublet the Demised Premises, or any part thereof, nor to permit the Demised Premises, or any part thereof, to be used by others.

8.             No Nuisance; Compliance with Laws and Requirements of Public Authorities.  The Tenant agrees (a) not to create or permit any nuisance in or about the Demised Premises, the Building or the Land, (b) to comply with and conform to (i) all of the laws and regulations of the State of Connecticut, and (ii) the by-laws, ordinances, rules and regulations of the Town of East Windsor so far as the Tenant’s use of the Demised Premises may be concerned, and (c) to save the Landlord harmless from all damages, fines, penalties and costs for violation of or non-compliance by the Tenant or the Tenant’s servants, employees, agents, customers, invitees, licensees, or visitors with the provisions of this Section 8.

9.             Insurance.

(a)           At all times during the term of this lease, the Landlord shall insure the Building against loss or damage by fire, and such other casualties as may be included within the extended coverage clauses of policies which are then standard for use in the State of Connecticut, in such amount as the Landlord in its sole judgment shall deem appropriate.

(b)           At all times during the term of this lease, the Tenant shall keep in full force and effect a policy of public liability and property damage insurance with respect to the Demised Premises, the Building and the Land in which the limits initially shall be not less than One Million Dollars ($l,000,000.00) for each person and Two Million Dollars ($2,000,000.00) for each accident, and in which the limit for property damage shall be not less than One Hundred Fifty Thousand Dollars ($150,000.00).

(c)           All insurance provided by the Tenant pursuant to this Section 9 shall be effected under valid and enforceable policies in form and substance then standard in the State of Connecticut, issued by insurers of recognized responsibility licensed to do business in the State of Connecticut and satisfactory to the Landlord in its reasonable judgment.  Upon the Commencement Date, and thereafter not less than ten (10) days prior to the expiration dates of expiring policies provided by the Tenant pursuant to this Section 9, the Tenant shall deliver to the Landlord copies of policies or certificates with respect to the insurance being maintained by the Tenant pursuant to the terms of this lease.  All such policies or certificates shall contain an agreement by the insurers that such policies will not be canceled without at least ten (10) days prior written notice to the Landlord, and that the Landlord’s rights and interests under such policies shall not be subject to cancellation by reason of any act or omission of the Tenant.  All insurance policies provided by the Tenant pursuant to this Section 9 shall name the Landlord and the Landlord’s mortgage lenders of which the Tenant is notified in writing as additional insureds as their interests may appear.

(d)           The Tenant shall indemnify and hold the Landlord harmless against and from any liability or expense, including, without limitation, reasonable attorney’s fees, on account of (i) any accident or injury to the Tenant, the Tenant’s servants, employees, agents, customers, invitees, licensees, or visitors who may be injured or suffer an accident in the Demised Premises unless the same is caused by the gross negligence or willful act of the Landlord, or the gross negligence or willful act of Landlord’s servants, agents or employees, and (ii) the Tenant’s activities in or use of the Demised Premises or elsewhere on the Land or in the Building.

10.          Alterations and Improvements.

(a)           The Tenant shall not make or have made alterations, improvements, decorations, installations and substitutions (collectively called “Tenant’s Improvements”) in, of or to the Demised Premises without the prior written consent of the Landlord in each instance; provided, however, that, except as to structural alterations, improvements or additions, such consent shall not be unreasonably withheld.  Unless otherwise specified in the consent referred to in this Section 10, any improvements or alterations in the Demised Premises made by the Tenant (including, without limitation, permanent partitions, wall paneling and lighting fixtures, but excepting the Tenant’s Property (as defined in Section 11) shall be and remain the property of the Landlord and, except as provided in Section 18, shall remain upon and be surrendered with the Demised Premises at the termination of the term of this lease.  The work necessary to make any such Tenant alterations, improvements or additions to the Demised Premises shall be done at the Tenant’s expense.  The Tenant shall promptly pay to the Tenant’s contractors when due, the cost of all such work and of all repairs to the Building required by reason thereof.  Upon completion of such work, the Tenant shall deliver to the Landlord evidence of payment, contractors’ affidavits and full and final waivers of all liens for labor, services or materials.

(b)           The Tenant, at its expense, shall obtain all necessary governmental permits and certificates for the commencement and prosecution of the Tenant’s Improvements and for final approval thereof upon completion, and shall cause the Tenant’s Improvements to be performed in compliance therewith and with all applicable laws and requirements of public authorities, and in a good and workmanlike manner using only good grades of materials.

(c)           The Tenant’s Improvements shall not constitute the basis for a claim against the Landlord, nor a lien or charge upon or against the Land or the Building, and if at any time any such claim, lien or charge shall be filed against the Land or the Building, the Tenant shall cause such claim, lien or charge to be properly released of record within thirty (30) days after the filing thereof, and if the Tenant shall fail to do so, then the Landlord may discharge the same.  The Tenant shall defend, indemnify and save harmless the Landlord from and against any and all such claims, liens and charges, and all costs and expenses, including reasonable attorney’s fees, incurred by the Landlord in procuring the discharge of any such claim, lien or charge or in connection with any action or proceeding brought thereon.

(d)           The Tenant shall pay for all materials constituting Tenant’s Improvements, and the Tenant agrees that none of such materials shall be at any time subject to or encumbered by any lien, security interest, encumbrance, charge, installment sales contract or the interest of any other person, firm or corporation whether created voluntarily or involuntarily.

11.          Tenant’s Property.

(a)           Except for Tenant’s Improvements, all movable partitions, business machinery and equipment, communications equipment and all other property which is not attached to or built into the Demised Premises and which is installed in the Demised Premises by or for the account of the Tenant at its sole expense, and all furniture, furnishings and other articles of personal property owned by the Tenant and located in the Demised Premises (all of which are collectively called the “Tenant’s Property”), shall be and shall remain the property of the Tenant, and may be removed by it at any time during the term of this lease and shall be removed by it at the termination of the term of this lease.  The Tenant shall repair or pay the cost of repairing any damage to the Demised Premises or to the Building resulting from such removal.

(b)           The Landlord shall not be liable to the Tenant or any other person for any loss or damage to the Tenant’s Property or the Tenant’s Improvements, or to any property of any other person, from any cause, including, without limitation, theft, vandalism, illegal entry, or by steam, gases or electricity, or by water, rain or snow, whether the same may leak into, issue or flow from any part of the Building, or from the pipes or plumbing work of the Building, or from any other place or quarter, unless caused by the gross negligence or willful act of the Landlord, its servants, agents or employees.

12.          Tenant’s Repairs.

(a)           Except for the maintenance for which the Landlord is expressly responsible pursuant to the provisions of Section 13, the Tenant agrees that throughout the term of this lease, the Tenant, at its expense, shall (i) keep, (x) the Demised Premises and the Tenant’s Improvements, and (y) the area marked “Common Hall Area” on Exhibit A hereto (including the bathrooms therein), in a clean condition and in good order and repair, including the removal of trash, (ii) make all necessary repairs and replacements on account of, and not do or suffer any waste, damage or in to the Demised Premises or the Tenant’s Improvements, and (iii) except for any repairs required due to the negligence or willful misconduct of the Landlord, its employees or agents, make any necessary repairs (but not replacement) to the HVAC system servicing the Demised Premises during the term of this lease.

(b)           Except for loss or damage by reason of the causes set forth in Section 9(a), the Tenant shall reimburse the Landlord for all costs and expense incurred by the Landlord to repair all damage to the Demised Premises as shall be required by reason of the fault or neglect of the Tenant, or any of its officers, employees, contractors, agents or invitees, such payment to be made within ten (10) days after written demand therefor.

13.          Landlord’s Repairs, Maintenance.  Except for the repair of the HVAC system which services the Demised Premises for which the Tenant is responsible as provided in Section 11(a) hereof, the Landlord shall keep, maintain and repair the Building, and its fixtures, appurtenances, systems and facilities, sidewalks and other appurtenances thereto, in good working order and condition, including the replacement of the HVAC system if the same cannot be repaired, and the repair of the HVAC system if such repairs are required due to the negligence or willful misconduct of the Landlord, its employees or agents.  The Landlord shall not be required to maintain or repair the Tenant’s Improvements.

14.          Utilities and Services.  During the term of this lease, the Landlord shall provide hot and cold running water for drinking purposes, electricity for normal office use, toilet and automatically operated elevator facilities to the Demised Premises on a round-the-clock basis.  The Landlord shall not provide phone or internet connections.    Tenant shall have control over the temperature in the Demised Premises.

15.          Access to Demised Premises; Use of Loading Docks.

(a)           During the term of this lease, the Tenant may use and occupy the Demised Premises for the purposes set forth in Section 4, on such days and hours (regardless of whether they be business days or regular hours) as it may determine, and the Tenant and its officers, employees, agents and visitors at all times shall have access to the Demised Premises by means of doorways, passageways, corridors, stairways, elevators and entrances in the Building affording access to the Demised Premises as more particularly shown on Exhibit A hereto, subject, however, to reasonable Rules and Regulations adopted by the Landlord and otherwise subject to the obligations of this lease.  The Landlord may limit the number of points of entry to the Building during hours other than regular hours of business days, provided that reasonably convenient access to all parts of the Demised Premises shall be provided at all times.

(b)           The Landlord and the Landlord’s agents shall have the right, but not the obligation, to enter and pass through the Demised Premises or any part or parts thereof during business hours after reasonable prior notice to Tenant and at such other times (without the need of prior notice) as such entry shall be required by circumstances of emergency affecting the Demised Premises or the remainder of the Building, (i) to examine the Demised Premises and to show them to any mortgagee, prospective mortgagees or purchasers of the Building, and (ii) for the purpose of performing such maintenance and making such repairs or changes in or to the Demised Premises or in or to the Building or its facilities as may be provided for or permitted by this lease or as may be mutually agreed upon by the parties or as the Landlord may be required to make by laws and requirements of public authorities, and (iii) for the purpose of inspecting, testing, measuring or otherwise (in each instance provided that the foregoing do not materially interfere with Tenant’s use and occupancy of the Demised Premises)  in connection with Landlord’s use and occupancy of the Building or future use of the Demised Premises.  The Landlord shall be allowed to take all materials into and upon the Demised Premises that may be required for such repairs, changes or maintenance.

(c)           During the term of this lease, the Tenant shall have the right to use the loading docks and shall have access thereto for the removal of inventory and other personal property of the Tenant, upon reasonable advance notice to the Landlord.

(d)           The Landlord may exhibit the Demised Premises to prospective tenants.

16.          Damage or Destruction.

(a)           In the event that the Demised Premises (other than Tenant’s Improvements), or any part thereof, or access thereto, shall be damaged or destroyed by fire or other casualty, but the Tenant shall continue to have reasonably convenient access to the Demised Premises and no portion of the Demised Premises (other than Tenant’s Improvements) shall thereby be rendered unfit for use and occupancy by the Tenant for the purposes set forth in Section 4, the Landlord shall repair such damage or destruction (except damage or destruction to Tenant’s Property or Tenant’s Improvements) with reasonable diligence.  During the period when such repair work is being conducted, the Rent shall not be abated or suspended.

(b)           In the event that the Demised Premises (other than Tenant’s Improvements), or any part thereof, or access thereto, shall be so damaged or destroyed by fire or other insured casualty that the Tenant shall not have reasonably convenient access to the Demised Premises or any portion of the Demised Premises (other than Tenant’s Improvements) so that the Demised Premises shall thereby be otherwise rendered unfit for use and occupancy by the Tenant for the purposes set forth in Section 4, then each of the Landlord and the Tenant shall have the right to terminate the term of this lease by giving written notice of such termination to the other within ten (10) days after such damage or destruction.  If neither party gives such notice of intention to terminate the term of this lease, then the Landlord shall repair the damage or destruction with reasonable diligence.

(c)           In the event that the Tenant shall not have reasonably convenient access to the Demised Premises or any portion of the Demised Premises (other than Tenant’s Improvements) shall be otherwise rendered unfit for use and occupancy by the Tenant for the purposes set forth in Section 4 by reason of such damage or destruction, and this lease is not terminated pursuant to Section 16(b) above, then the Rent shall be equitably suspended or abated until the Landlord shall have substantially completed the repair of the Demised Premises and the means of access thereto.

(d)           No damages, compensation or claim shall be payable by the Landlord to the Tenant, or any other person, by reason of inconvenience, loss of business or annoyance arising from any damage or destruction, or any repair thereof, as is referred to in this Section 16.

17.          Condemnation.

(a)           If all of the Building, or so much of the Building or the Demised Premises as is necessary for the Tenant’s use and occupancy of the Demised Premises for the purposes set forth in Section 4, or for reasonably convenient access to the Demised Premises, shall be taken by condemnation or in any other manner for any public or quasi-public use and purpose, then the term of this lease shall forthwith terminate as of the date title vests in the taking authority and the Rent shall be apportioned as of such date.

(b)           The Tenant shall have the exclusive right in any proceeding with respect to any taking referred to in this Section 17 to any award payable for the Tenant’s moving expenses and the then value of the Tenant’s Property, but the Tenant shall have no other right to any award for either a total taking or a partial taking of the Land, the Building or the Demised Premises, including any right for the contract value of this lease, and any such award shall be retained by the Landlord as the Landlord’s sole property.

(c)           In the event of any taking which does not result in a termination of the term of this lease, the Rent shall be equitably suspended or abated, but the Landlord shall not have any obligation to restore the remaining portion of the Demised Premises or Building.

18.          Surrender.  On the Expiration Date or upon any earlier termination of the term of this lease, the Tenant shall quit and surrender the Demised Premises, including Tenant’s Improvements, to the Landlord in good order, condition and repair, except for (a) ordinary wear and tear and (b) conditions requiring repairs which are not required to be made by the Tenant.  The Tenant shall remove all of the Tenant’s Property, and at the Landlord’s request, shall remove those portions of Tenant’s Improvements as shall be designated by the Landlord for Tenant’s removal at the time the Landlord approves the plans therefor, and shall repair any damage to the Demised Premises on account of such removal.

19.          Default and Damages.

(a)           Any of the following occurrences or acts shall constitute an event of default under this lease:  (i) whenever the Tenant shall default in the payment of any Rent or any other charge payable by the Tenant to the Landlord, on any day upon which the same is due, and such default shall continue for five (5) days; or (ii) whenever the Tenant shall do, or fail to do, or permit to be done, whether by action or inaction, anything contrary to any of the Tenant’s obligations hereunder, and if such situation shall continue and shall not be remedied by the Tenant within thirty (30) days after the Landlord shall have given to the Tenant a notice specifying the same, or, in the case of a situation which cannot with due diligence be cured within a period of thirty (30) days if the Tenant shall not (l) within such thirty (30) day period advise the Landlord of the Tenant’s intention duly to institute all steps necessary to remedy such situation, and (2) duly institute within such thirty (30) day period and thereafter diligently prosecute to completion, all steps necessary to remedy the same; (iii) whenever the Tenant is dissolved, makes assignment for the benefit of creditors, files a voluntary petition in bankruptcy, is adjudicated a bankrupt or insolvent, files a petition or answer seeking for the Tenant any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, files an answer or other pleading admitting or failing to contest material allegations of a petition filed against the Tenant in any proceeding of this nature, or seeks, consents to, or acquiesces in the appointment of a trustee, receiver, or liquidator of the Tenant or of all or any substantial part of the Tenant’s properties; or (iv) if within sixty (60) days after the commencement of any proceeding against the Tenant seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law, or regulation, the proceeding has not been dismissed; or if within sixty (60) days after the appointment without the Tenant’s consent or acquiescence of a trustee, receiver, or liquidator of the Tenant or of all or any substantial part of the Tenant’s properties, the appointment is not vacated or stayed; or if within sixty (60) days after expiration of any such stay, the appointment is not vacated.

(b)           If an event of default shall have occurred and be continuing, the Landlord shall have the immediate right at its election (i) to terminate the term of this lease by giving the Tenant not less than ten (10) days written notice of the Landlord’s election to terminate, and (ii) whether or not the Landlord shall have terminated the term of this lease pursuant to this Section 19(b), and without demand or notice whatever, to re-enter and take possession of the Demised Premises, removing all persons and property therefrom either by summary process proceedings or by other action, without being liable for any damages therefor.

(c)           If the Landlord elects to re-enter and take possession of the Demised Premises pursuant to Section 19(b), and whether or not the Landlord shall have terminated the term of this lease pursuant to Section 19(b), the Landlord may (but shall be under no obligation to) re-let the whole or any part of the Demised Premises on behalf of the Tenant for a period equal to, or greater or less than, the remainder of the term of this lease, at such rent and upon such terms and conditions as the Landlord shall determine reasonable, to any tenant the Landlord may consider suitable and for any use or purpose the Landlord may deem appropriate in the Demised Premises.  The Landlord shall not be liable for failure to re-let the Demised Premises, and the Landlord shall be entitled to receive and retain the rent received upon such re-letting, whether or not such rent is in excess of the Rent.

(d)           If the Landlord elects to re-enter and take possession of the Demised Premises pursuant to Section 19(b), and whether or not the Landlord shall have terminated the term of this lease pursuant to Section 19(b), or re-let the Demised Premises pursuant to Section 19(c), the Tenant shall pay to the Landlord, as liquidated damages, within ten (10) days after written demand therefor, the following sums: (i) all unpaid Rent, as of the date of such re-entry, repossession or termination, plus the Rent and the additional rentals and charges from time to time payable under this lease until what would have been the end of the term of this lease in the absence of such re-entry, repossession or termination; (ii) all expenses of maintaining the Demised Premises while vacant; (iii) all expenses, including reasonable attorneys’ fees, incurred by the Landlord in recovering possession of the Demised Premises, re-letting the same and collecting the Rent; (iv) all costs of repairs and redecoration of the Demised Premises made to facilitate the re-letting of the Demised Premises; and (v) all brokerage commissions incurred in the re-letting of the Demised Premises.  The Landlord shall be entitled to recover the amounts referred to in this Section 19(d) in one action or at the Landlord’s option in several separate actions, and the Tenant waives the right to assert the rule against bringing multiple actions for the same cause.

20.          Parking.  Throughout the term of this lease, the Tenant shall have the right in common with the Landlord and any other occupants of the Building, to use the parking lots located on the Land without charge.  The Landlord shall maintain such parking lots and the driveway areas leading to such parking lots in good order and repair and shall keep the same free and clear of ice, snow and debris.  The Tenant agrees that it shall not overburden the parking lots and further agrees that the parking lots shall only be used for the parking of passenger vehicles.

21.          Unperformed Covenants.  If the Tenant shall default in the performance of any of the Tenant’s obligations hereunder, the Landlord, without thereby waiving such default, may, at the Landlord’s option, by reason of any default of the Tenant hereunder, perform the same for the account of the Tenant.  If the Landlord makes any expenditures or incurs any obligations for the payment of money, including attorneys’ fees, such sums paid or obligations incurred shall be paid by the Tenant to the Landlord on the first day of the calendar month next following the rendition to the Tenant of the Landlord’s bill therefor to the Tenant.

22.          Holding Over.  The Tenant shall pay to the Landlord an amount as Rent equal to one hundred fifty percent (150%) of the monthly Rent as herein provided for each month or portion thereof for which the Tenant shall retain possession of the Demised Premises, or any part thereof, after the termination of the term of this lease, whether by lapse of time or otherwise.  The provisions of this Section 22 shall not be deemed to limit or constitute a waiver of any other rights or remedies of the Landlord provided herein or at law.  Without limiting any rights or remedies of the Landlord resulting by reason of the wrongful holding over by the Tenant, or creating any right in the Tenant to continue in possession of the Demised Premises, all of the Tenant’s obligations with respect to the use, occupancy and maintenance of the Demised Premises shall continue during such period of unlawful retention.

23.          Certain Rights Reserved by the Landlord.  The Landlord shall have the following rights, each of which the Landlord may exercise without notice to the Tenant and without liability to the Tenant for damage or injury to property, person or business on account of the exercise thereof, and the exercise of any such rights shall not be deemed to constitute an eviction or disturbance of the Tenant’s use or possession of the

Demised Premises and shall not give rise to any claim for set-off or abatement of rent or any other claim, provided that the Landlord agrees that in the exercise of such rights it shall not do or cause to be done anything which is, in any material respect, inconsistent with the use of the Demised Premises for general office space and laboratory space:

(a)           To change the Building’s street address, if required by the U.S. Postal Service.

(b)           To decorate or to make repairs, alterations, additions or improvements, whether structural or otherwise, in and about the Building, or any part thereof, and for such purposes to enter upon the Demised Premises, and during the continuance of any of said work, to close temporarily doors, entrances, public space and corridors in the Building and to interrupt or temporarily suspend services or use of facilities, all without affecting any of the Tenant’s obligations hereunder, so long as the Demised Premises are reasonably accessible and usable; and provided that the Landlord shall use reasonable efforts to perform such work in a manner which will minimize the interference with the business being conducted by the Tenant within the Demised Premises.

(c)           To be provided and to retain at all times, and to use in appropriate instances, keys to all doors within and into the Demised Premises.  The Tenant agrees to change no locks, and not to affix locks on doors without the prior written consent of the Landlord.  Upon the expiration of the term of this lease or otherwise upon the Tenant’s right to possession, the Tenant shall return all keys to the Landlord and shall disclose to the Landlord the combination of any safes, cabinets or vaults left in the Demised Premises.

(d)           To designate and approve all window coverings and lighting fixtures used in the Building to preserve the uniformity of appearance from the outside.

(e)           To from time to time establish uniform controls for all tenants in the Building for the purpose of regulating all property and packages, both personal and otherwise, to be moved into or out of the Building and the Demised Premises and all persons using the Building after normal office hours.

(f)            To regulate delivery and service of supplies in order to insure the cleanliness and security of the Building and to avoid congestion of the loading docks, receiving areas and freight elevators.

(g)           To erect, use and maintain pipes, ducts, wiring and conduits, and appurtenances thereto, in and through the walls and floors within the Demised Premises at reasonable locations; provided that the Landlord shall use reasonable efforts to perform such work in a manner which will minimize the interference with the business being conducted by the Tenant within the Demised Premises.

24.          Notices.  Any notice, approval, request, consent, bill, statement or other communication required or permitted to be given, rendered, served or made by either party hereto, shall be in writing and shall be given by (i) personal delivery; (ii) certified or registered United States Mail, postage prepaid, return receipt requested; or (iii) nationally recognized overnight delivery (e.g., Federal Express or UPS), in each case addressed to the party to receive such notice at its address set forth below:

(a)           if to the Tenant to:

STR Solar (Connecticut), LLC

18 Craftsman Road

East Windsor, Connecticut 06088

Attn:  Alan Forman, Esquire

Senior Vice President and

General Counsel

(b)           if to the Landlord to:

SBS USA Realty, LLC

c/o Updike Kelly & Spellacy, P.C.

100 Pearl Street

Hartford, Connecticut  06123

Attn:  John F. Wolter, Esquire

Either party may, from time to time, by written notice to the other, designate a different mailing address for notices, bills, statements or other communications intended for it.  All such notices shall be deemed given upon actual receipt or refusal to accept, or upon return to sender due to impossibility of delivery.

25.          Estoppel Certificate.  The Tenant shall, from time to time, within ten (10) days after the Landlord’s written request, deliver to the Landlord a written certificate, in recordable form, ratifying this lease, and stating (a) the Commencement Date and the Expiration Date, (b) that this lease is in full force and effect and has not been assigned, modified, supplemented or amended (except by such writings as shall be stated), (c) that all conditions under this lease to be performed by the Landlord have been satisfied (or setting forth those conditions which have not been), (d) that there are no defenses or offsets against the enforcement of this lease by the Landlord, or stating those claimed by the Tenant, (e) the amount of advance rental, if any (or none if such is the case), paid by the Tenant, and (f) the date to which rental has been paid, provided, however, that the Tenant shall not be required to make written declarations as to any matters which to its knowledge are inaccurate or not true.  Any such certificate may be relied upon by any mortgagee of the Land and the Building, any assignee of such mortgagee, and any prospective purchaser of the Land and the Building.

26.          Rights of Landlord; Non-Waiver.  No right or remedy herein conferred upon or reserved to the Landlord is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing.  The failure of the Landlord to insist upon the strict performance of any provision hereof or to exercise any option, right, power or remedy contained herein shall not be construed as a waiver or relinquishment thereof for the future.  Receipt by the Landlord of any Rent, any additional rent or any other sum payable hereunder with knowledge of the breach of any provision hereof shall not be deemed a waiver of such breach, and no waiver by the Landlord of any provision hereof shall be deemed to have been made unless expressed in writing and signed by the Landlord.  In addition to other remedies provided herein, the Landlord shall be entitled, to the extent not prohibited by law, to injunctive relief in case of the violation, or attempted or threatened violation, of any of the provisions hereof, or to a decree compelling performance of any of the provisions hereof, or to any other remedy allowed to the Landlord by law.

27.          No Recording.  This lease shall not be recorded in the East Windsor Land Records.

28.          Limitation on Landlord’s Liability.  Except for any loss caused by the negligence or willful misconduct of the Landlord or any of its employees or agents, Landlord shall not be responsible or liable to Tenant for any loss or damage to Tenant, its business (including any loss of income therefrom), or its property occasioned by or through the acts or omissions of any persons occupying or operating any adjoining premises, or for any loss or damage resulting to Tenant, or its business (including any loss of income therefrom), or its property from theft, smoke, fire, electricity, steam, gas, vapor, water or rain, or other airborne contaminants, or from the breakage, leakage, obstruction or other defects of pipes, wires, appliances, plumbing, heating, air-conditioning or lighting fixtures, or from any other cause (including failure of utilities), whether the said damage or injury results from conditions arising from the Demised Premises or from any other sources or places, including, without limitation, the manner of use, occupancy or operation of any adjoining properties

29.          Prior Agreements.  This lease constitutes the entire agreement by and between the parties hereto affecting the leasing of the Demised Premises and supersedes any and all previous agreements, written or oral, between the parties and affecting the leasing of the Demised Premises.

30.          Captions; Sections; Gender.  The captions contained herein have been inserted for convenience only and shall not have the effect of modifying, amending or changing the express terms and provisions of this lease.  All references to a “Section” shall refer to a Section of this lease unless the context otherwise requires.  Whenever used, the singular number shall include the plural, the plural the singular, and use of any gender shall include all genders.

31.          Benefit and Burden.  The covenants, conditions, agreements and terms of this lease shall be binding upon and shall inure to the benefit of the parties hereto and their successors and permitted assigns.

32.          Applicable Law.  This lease shall be governed by and construed in accordance with the laws of the State of Connecticut.

33.          Landlord’s Construction.  Tenant acknowledges that during the term of this Lease Landlord may be engaging in certain construction activities at the Building (“Construction Activities”).  Tenant agrees that so long as Tenant shall have reasonably convenient access to the Demised Premises and the parking lots at the Building, any such Construction Activities shall not be a violation of Tenant’s rights under this Lease or Landlord’s responsibilities hereunder.

34.          Prejudgment Remedy Waiver.  TENANT HEREBY WAIVES ALL RIGHTS TO NOTICE AND PRIOR COURT HEARING OR COURT ORDER UNDER CHAPTER 903a OF THE CONNECTICUT GENERAL STATUTES, AS AMENDED, OR AS OTHERWISE ALLOWED BY THE LAW OF ANY STATE OR FEDERAL LAW WITH RESPECT TO ANY AND ALL PREJUDGMENT REMEDIES THE LANDLORD MAY DESIRE TO EMPLOY TO ENFORCE ITS RIGHTS AND REMEDIES UNDER THIS LEASE.  MORE SPECIFICALLY, TENANT ACKNOWLEDGES THAT LANDLORD’S ATTORNEY MAY, PURSUANT TO CHAPTER 903a OF THE CONNECTICUT GENERAL STATUTES, ISSUE A WRIT FOR A PREJUDGMENT REMEDY WHICH MAY RESULT IN THE ATTACHMENT OR LEVY AGAINST TENANT’S PROPERTY WITHOUT SECURING A COURT ORDER AND FURTHER WAIVE ALL RIGHTS TO REQUEST THAT LANDLORD POST A BOND, WITH OR WITHOUT SURETY, TO PROTECT AGAINST DAMAGES THAT MAY BE CAUSED BY ANY PREJUDGMENT REMEDY SOUGHT OR OBTAINED BY LANDLORD.

35.          Security.  The Tenant acknowledges and agrees that the Landlord has no obligation to provide active security or electronic surveillance for the Building or the Demised Premises.  Landlord and Tenant acknowledge that the access points to the Building have automatic door locks and entry to the Building requires the use of key cards.  Landlord agrees to supply key cards to Tenant’s employees who will need access to the Building to enter the Demised Premises.  Tenant agrees to take no action to change the automatic door lock system of the Building.  Tenant shall institute such security measures for the safekeeping of its property and the Demised Premises as are commercially reasonable, provided Tenant shall not be responsible for the security of the Building generally.

IN WITNESS WHEREOF, the Landlord and the Tenant have hereunto caused to be set their hands and seals as of the day and year first above written.

SBS USA REALTY, LLC

By:	SBS USA, INC.

By:
Name: Joseph Tassone
Its President
Duly Authorized

STR SOLAR (CONNECTICUT), LLC

By:
Name: Alan N. Forman
Title: Secretary

EXHIBIT A — FLOOR PLAN

SPRINKLER/EQPT. AREA
S.F. 158 S.F.
TENANT OFFICE AREA
S.F. 7,490 S.F.
TENANT LAB-TESTING AREA
6,754 S.F.
TENANT LAB AREA
S.F. 3,315 S.F.
COMMON HALL AREA
S.F. 1,904 S.F.
TENANT MFG AREA
S.F. 40,355 S.F.
Pedestrian Access
Pedestrian Access
Pedestrian Access
Loading Access
Loading Access
Loading Access
0 32' 64' 128'

FIRST FLOOR TENANT LEASE PLAN

ArchitectureEL

264 North Main Street, Suite 7
East Longmeadow, MA 01028

STR
TENANT SEPARATION
18 CRAFTSMAN ROAD
EAST WINDSOR, CT

LEASE PLAN
FIRST FLOOR MASTER PLAN

STR RD1.1

EXHIBIT B
DESCRIPTION OF THE LAND

A certain piece or parcel of land situated in the Town of East Windsor, County of Hartford and State of Connecticut, designated as “Lot 4 18 Craftsman Road (Currently 96 Newberry Road) Map 15 Blk 19 Lot 12 Area = 1,752,832 S.F., 40.24± Ac.” as shown on a map entitled: “Resubdivision Plan 6 Lot Industrial Resubdivision Newberry Road & Craftsman Road East Windsor, Connecticut Assessor’s Map 15 Blk 19 Lot 12 Zone: M-l Owner/Applicant East Windsor Limited Partnership One Main Street Whitinsville, MA 01588 Date 3-30-07 Revised to 8-30-07 Sheet 3 of 14 Scale 1’ = 100’ J. R. Russo & Associates Land Surveyors & Professional Engineers 1 Shoham Road East Windsor, Connecticut 06066 (860)623-0569 Fax: (860)623-2485” which map in on file in the Town of East Windsor Town Clerk’s Office as Map #3794, 2 of 2, to which reference may be had for a more particular description.